Form 3 — Joint Filer Information
Exhibit 99-4

Name:	MetLife Reinsurance Company of Charleston, Trust B (iv)
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas J. Pasuit
Assistant General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Tortoise Energy Capital Corporation (“TYY”)
Date of Event Requiring Statement:	June 14, 2013

Signature: /s/Thomas J. Pasuit
Thomas J. Pasuit, Assistant General Counsel
(iv) Metropolitan Life Insurance Company as a direct owner/purchaser of $6,100,000 2.98% Senior Note, Series K, Due June 14, 2021 (CUSIP 89147@AH8).